Exhibit 23.2
CONSENT OF INDEPENDENT AUDITOR
     We consent to the use in this Registration Statement of Sterling Construction Company, Inc. on Form S-3 of our report dated February 23, 2007, relating to our audits of the financial statements of Road and Highway Builders, LLC as of and for the years ended December 31, 2006 and 2005 appearing in the Prospectus, which is part of this Registration Statement.
     We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey & Pullen, LLP

Sioux Falls, South Dakota
November 21, 2007